EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Avid Bioservices, Inc. dated February 14, 2019, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	February 12, 2019

ISZO CAPITAL LP
By IsZo Capital GP LLC, its General Partner

By:  /s/ Brian L. Sheehy
             Brian L. Sheehy, Managing Member

ISZO CAPITAL GP LLC

By:  /s/ Brian L. Sheehy
            Brian L. Sheehy, Managing Member

ISZO CAPITAL MANAGEMENT LP
By: IsZo Management Corp., as General Partner

By:  /s/ Brian L. Sheehy
             Brian L. Sheehy, President

/s/ Brian Sheehy
    Brian L. Sheehy

EXHIBIT B
IsZo Capital LP
IsZo Capital GP LLC
IsZo Capital Management LP
Brian L. Sheehy